Record of Securities Purchased
Under the Rule 10f-3 Procedures

1. Issuer/Security: Chesapeake Energy; CUSIP 165167BT3; 6.875%,
11/15/20

2. Date of purchase: 11/2/06

3. Underwriter from who purchased: Bear Stearns

4. Name of Affiliated Broker Dealer (as defined in the Rule 10f-3 procedures)managing or participating in syndicate:
SunTrust Robinson Humphrey

5. List of all members of the syndicate: STRH, JPMorgan, Lehman, CIBC, CSFB, Merrill,Wachovia

6. Aggregate principal amount of purchase: $5,000,000

7. Aggregate principal amount of offering: $500,000,000

8. Purchase price (Net of fees and expenses):98.847

9. Date offering commenced: 11/2/05

10. Commission, spread or profit:  1.625%

11. Fund: Seix High Yield Bond Fund

12. Have the following conditions been satisfied:
					Yes:	 No:

a. Registered Public Offerings: The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public:  No


b. Municipal Securities: The securities (i) are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934; (ii) the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization; and (iii) if the issuer or entity supplying the revenues from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service. No


c. Foreign Offerings: The securities are offered publicly under the laws of a country other than the United States and (i) the offering is subject to regulation by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the 1940 Act, in the country in which the public offering occurs; (ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurs, for the two years prior to the offering, are available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer is a Domestic Issuer
(a) it has a
class of securities registered pursuant to section 12(b) or 12(g) of the
1934 Act or is required to file reports pursuant to section
15(d) of the
1934 Act; and (b) it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material). No


d. Rule 144A Offerings: The securities are (i) offered or sold in transactions exempt from registration under section 4(2) of the 1934 Act,
Rule 144A thereunder, or Rules 501- 508 thereunder; (ii) the securities are sold to qualified institutional buyers, as defined in Rule 144(a)(1); and
(iii) the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A. Yes

e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors). Yes


f. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), provided, however, that if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes


g. The underwriting was a firm commitment underwriting.  Yes


h. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. Yes


i. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering of such class or if purchased in a Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus (ii) the principal amount of the offering of such class in any concurrent public offering.
Yes


j. No Affiliated Broker Dealer (i) benefited directly or indirectly from, the purchase; or (ii) in respect to the purchase of Eligible
Municipal Securities,
such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom paragraph (8) of the Rule
10f-3 Procedures
prohibits the purchase. Please provide written documentation from the lead
underwriter to ensure compliance to this requirement.  Yes


k. The security was purchased prior to the end of the first day on which any sales are made at a price that is not more than the price paid by each other purchaser of securities in that or any concurrent offering
(except for rights
to existing shareholders in an Eligible Foreign Offering) or, in the case of rights, before the fourth day preceding the day the rights offering terminates.
Yes


Portfolio Manager Authorization: ____________________
Date: ________





Record of Securities Purchased
Under the Rule 10f-3 Procedures

1. Issuer/Security: HCA; CUSIP 404119AR0; 6.5%, 2/15/16

2. Date of purchase: 2/03/06

3. Underwriter from who purchased: Salomon

4. Name of Affiliated Broker Dealer (as defined
in the Rule 10f-3 procedures)
managing or participating in syndicate:	SunTrust
Robinson Humphrey

5. List of all members of the syndicate: STRH

6. Aggregate principal amount of purchase: $2,000,000

7. Aggregate principal amount of offering: $500,000,000

8. Purchase price (Net of fees and expenses): 99.57

9. Date offering commenced: 2/2/06

10. Commission, spread or profit:  1.25%

11. Fund: Seix High Yield Bond Fund

12. Have the following conditions been satisfied:
					Yes:	 No:

a. Registered Public Offerings: The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public: Yes


b. Municipal Securities:  The securities (i) are
"municipal securities" as
defined in Section 3(a)(29) of the Securities Exchange
Act of 1934; (ii) the
issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization;
and (iii) if the issuer
or entity supplying the revenues from which the issue is to be paid has been in continuous operation for less than three years
(including the operations of
any predecessors), it has received one of the three highest ratings from at least one such rating service. No


c. Foreign Offerings: The securities are offered publicly under the laws of a country other than the United States and (i) the offering is subject to regulation by a "foreign financial regulatory authority," as defined in Section
2(a)(50) of the 1940 Act, in the country in which the public offering occurs;
(ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);
(iii) financial
statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurs, for the two years prior to the offering, are available to the public and prospective purchasers in connection
with the offering; and (iv) if the issuer is a Domestic
Issuer (a) it has a
class of securities registered pursuant to section 12(b) or 12(g)
 of the 1934
Act or is required to file reports pursuant to section 15(d) of the 1934 Act;
and (b) it has filed all the material required to be filed pursuant to section
13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material). No


d. Rule 144A Offerings: The securities are (i) offered or sold in transactions exempt from registration under section 4(2) of the 1934 Act, Rule 144A thereunder, or Rules 501- 508 thereunder; (ii) the securities are sold to qualified institutional buyers, as defined in Rule 144(a)(1); and (iii) the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.
Yes


e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years
(including the operations of predecessors).  Yes


f. The securities were purchased prior to the end of the first ay on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), provided, however, that if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes


g. The underwriting was a firm commitment underwriting.  Yes


h. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
Yes


i. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the Adviser did not exceed
25% of the principal amount of the offering of such class or if purchased in a
Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus (ii) the principal amount of the offering of such class in any concurrent public offering. Yes


j. No Affiliated Broker Dealer (i) benefited directly or indirectly from, the purchase; or (ii) in respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom paragraph (8) of the Rule 10f-3 Procedures prohibits the purchase. Please provide written documentation from the l ead underwriter to ensure compliance to this requirement. Yes

k. The security was purchased prior to the end of the first day on which any sales are made at a price that is not more than the price paid by each other purchaser of securities in that or any concurrent offering
(except for rights to
existing shareholders in an Eligible Foreign Offering) or, in the case of rights, before the fourth day preceding the day the rights offering terminates. Yes



Portfolio Manager Authorization: ____________________________
Date: ____________________





Record of Securities Purchased
Under the Rule 10f-3 Procedures

1.Issuer/Security: Omnicare, Inc.  CUSIP 681904AK4; 6.875%,
12/15/15

2. Date of purchase: 12/12/05

3.Underwriter from who purchased: Lehman

4.Name of Affiliated Broker Dealer (as defined in the Rule
10f-3 procedures)
managing or participating in syndicate:	SunTrust Robinson
Humphrey

5.List of all members of the syndicate: Lehman, JPMorgan, STRH, CIBC, CSFB,
Merrill, Wachovia

6.Aggregate principal amount of purchase: $6,320,000

7. Aggregate principal amount of offering: $525,000,000

8. Purchase price (Net of fees and expenses):100.00

9. Date offering commenced: 12/12/05

10.Commission, spread or profit:  1.75%

11.Fund: Seix High Yield Bond Fund

12.Have the following conditions been satisfied:
					Yes:	 No:

a. Registered Public Offerings: The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public: Yes


b. Municipal Securities: The securities (i) are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934; (ii) the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization; and
(iii) if the issuer
or entity supplying the revenues from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service. No


c. Foreign Offerings: The securities are offered publicly under the laws of a country other than the United States and (i) the offering is subject to regulation by a "foreign financial regulatory authority," as defined in
Section 2(a)(50) of
the 1940 Act, in the country in which the public offering occurs; (ii) the securities are offered at a fixed price to all purchasers in the offering
(except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer); (iii) inancial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurs, for the two years prior to the offering, are available
to the public and prospective purchasers in connection with the offering; and
(iv) if the issuer is a Domestic Issuer (a) it has a class of securities registered pursuant to section 12(b) or 12(g) of the 1934 Act or is required to
file reports pursuant to section 15(d) of the 1934 Act; and
(b) it has filed all
the material required to be filed pursuant to section 13(a) or 15(d) of the 1934
Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material). No


d. Rule 144A Offerings: The securities are (i) offered or sold in transactions exempt from registration under section 4(2) of the 1934 Act, Rule 144A thereunder, or Rules 501- 508 thereunder; (ii) the securities are sold to qualified institutional buyers, as defined in Rule 144(a)(1); and (iii) the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.
No


e. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years
(including the operations of predecessors).  Yes


f. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights
to purchase that are required by law to be granted to existing security holders of the issuer), provided, however, that if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes


g. The underwriting was a firm commitment underwriting.  Yes


h. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. Yes


i. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering of such class or if purchased in a Rule
144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus
(ii) the principal amount
of the offering of such class in any concurrent public offering. Yes


j. No Affiliated Broker Dealer (i) benefited directly or indirectly from, the purchase; or (ii) in respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom paragraph (8) of the Rule 10f-3 Procedures prohibits the purchase. Please provide written documentation from the lead underwriter to ensure compliance to this requirement. Yes

k. The security was purchased prior to the end of the first day on which any sales are made at a price that is not more than the price paid by each other purchaser of securities in that or any concurrent offering
(except for rights to
existing shareholders in an Eligible Foreign Offering) or, in the case of rights, before the fourth day preceding the day the rights offering terminates. Yes


Portfolio Manager Authorization: ____________________________
Date: ____________________